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                   TERMINATION AGREEMENT REFORMATION AGREEMENT

     This Termination Agreement This Reformation Agreement is made and entered into this day of April, 2002, by and between Yseek, Inc., f/k/a Swiftynet.com, Inc., a Florida corporation, herein after referred to as "Yseek" and Voice Media, Inc., hereinafter referred to as "VM".

         WHEREAS, the parties hereto have previously executed that certain "Traffic Promotion Agreement", and that certain "Consulting/Option Agreement", copies of which are attached hereto as composite Exhibit A, and incorporated herein by reference; and,

         WHEREAS, the parties hereto, in good faith, reviewed the said Agreements and believe that it is fair, just and appropriate that they both be terminated in their entirety, that the consideration paid to VM be returned and that the parties execute a Mutual General Release all on the terms set forth below: have had cause to review the performance of the terms and conditions of the Agreement and have jointly and severally concluded that VM has not performed the services contemplated to be performed in the Traffic Promotion Agreement and Consulting/Option Agreement; and

         WHEREAS, As a result, it is fair, just and appropriate that certain terms and conditions of the Agreements be rescinded and reformed as set out below;

         NOW THEREFORE, the parties hereto, acknowledging the receipt, from one to the other, of good, valuable and sufficient consideration, do hereby agree as follows:

1. Return of Shares. VM shall return, convey and deliver Two Million, Eight Hundred and Sixty Thousand (2,860,000) shares ------------------------- of
     Yseek, Inc., f/k/a Swiftynet.com, Inc., common stock, to Yseek.

2. Release. Upon delivery of the above referenced share certificates and stock powers from the shareholders to Yseek,or a ---------------- notarized Affidavit of Loss and Indemnity Agreement, if the share certificate is lost, the parties shall execute mutual releases as set out in Exhibit B hereto.

3. Option Agreement. The option agreement set out in paragraph 6 of the Consulting/Option Agreement is hereby terminated -------------------------- and acknowledged to be void and of no further force or effect.

4. Notices and Communications. All notices and other communications hereunder shall be in writing and will be deemed received upon actually being received if personally delivered, when receipt acknowledged if sent by facsimile, after the first business day if dispatched by overnight courier service, or after the third business day after being deposited in the U.S. mail; provided that all notices and other communications shall be addressed to the other party at the address set out above.

5. Modifications. It is understood and agreed that any modifications to the terms and conditions of this Agreement shall ---------------------- require a written amendment agreed to and signed by both parties prior to the effectiveness of such amendment.

6. Severability. If any one or more of the provisions contained herein for any reason are held to be invalid, illegal, or ---------------------
     unenforceable in any respect, such condition shall not affect any other provision thereof and this Agreement shall be construed as if such condition had never been contained herein.

7.   Construction. Headings used in this Agreement are used for clarity only and
     do  not  constitute   substantive   matters  to  be   ---------------------
     considered in construing the terms of this Agreement.

8. Entire Agreement. This agreement, together with any attachments hereto, constitutes the full and complete understanding between the parties hereto and supersedes all prior understandings, whether written or oral, pertaining to the subject matter hereof and cannot be modified except by a written instrument signed by the parties hereto.

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9.   Attorney's  Fees.  Should it become  necessary for any party hereto to file suit to enforce the terms of this Reformation Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and expenses, including attorneys' fees from the non-prevailing party.

10. Choice Of Law. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of Florida applicable to agreements entered into and wholly to be performed therein. Any such litigation shall be instituted in Hillsborough County, Florida, and the parties consent and agree to venue therein.

11.  Facsimile   Original.   This   Agreement  may  be  executed  via  facsimile
     transmission    and   such    facsimile    copy    will    constitute    an
     ---------------------------- original copy of this Agreement.

12. Waiver. The failure of either party to enforce any provision of this Agreement, or to seek relief for any breach or failure to comply with any representation, warranty, obligation or duty of a party under this Agreement, shall not waive any right to enforce such provision in the future or to seek relief for any subsequent breach.

IN WITNESS WHEREOF, each of the parties hereto, intending to be legally bound thereby, has duly executed and accepted this Agreement as of the day and year first above written.

Voice Media, Inc.                                        Yseek, Inc.
By Ron Levi, President                        By Charles Bruce Hammil, President